===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                  ANSYS INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                  ANSYS, INC.
                                  SOUTHPOINTE
                             275 TECHNOLOGY DRIVE
                             CANONSBURG, PA 15317

                                                                 March 23, 2000

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of ANSYS, Inc. (the "Annual Meeting") to be held on Tuesday, May 2, 2000, at 2:00 p.m., local time, at the Southpointe Club located at Southpointe, 360 Southpointe Blvd. in Canonsburg, Pennsylvania, for the purpose of considering and acting on the following:

  The Annual Meeting has been called for the purpose of (i) electing one Class I Director for a three-year term, and (ii) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on March 8, 2000 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

  The Board of Directors of the Company recommends that you vote "FOR" the election of the nominee of the Board of Directors as a Class I Director of the Company.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                              Sincerely,

                                                  /s/ James E. Cashman III

                                              James E. Cashman III
                                              President and
                                              Chief Executive Officer

                                  ANSYS, INC.
                                  SOUTHPOINTE
                             275 TECHNOLOGY DRIVE
                             CANONSBURG, PA 15317
                                (724) 746-3304

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, MAY 2, 2000

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ANSYS, Inc. (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 2, 2000 at 2:00 p.m., local time, at the Southpointe Club, Southpointe, 360 Southpointe Blvd. in Canonsburg, Pennsylvania, and any adjournments or postponements thereof (the "Annual Meeting").

  At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

  1. The election of one Class I Director for a three-year term, such term to continue until the annual meeting of stockholders in 2003 and until such Director's successor is duly elected and qualified; and

  2. Such other business as may properly come before the meeting and any adjournments or postponements thereof.

  The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about March 23, 2000 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on March 8, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only holders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were approximately 16,334,740 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 286 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

  The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

  The affirmative vote of holders of a plurality of the votes cast by holders of shares of Common Stock present and represented by proxy and entitled to vote on the matter is required for the election of the Class I Director. Abstentions and broker non-votes will not be counted as voting with respect to the election of the Class I Director and, therefore, will not have an effect on the election of the Class I Director.

  STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. IF INSTRUCTIONS ARE NOT GIVEN THEREIN, PROPERLY EXECUTED PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEE FOR DIRECTOR LISTED IN THIS PROXY STATEMENT. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THE ELECTION OF THE CLASS I DIRECTOR WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

  Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

  The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 1999 ("Fiscal 1999"), is being mailed to stockholders of the Company concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation material.

                                  PROPOSAL 1
                             ELECTION OF DIRECTOR

  The Board of Directors of the Company currently consists of seven members and is divided into three classes, with two Directors in Class I, three Directors in Class II and two Directors in Class III. Directors serve for three-year terms with one class of Directors being elected by the Company's stockholders at each annual meeting.

  At the Annual Meeting, only one Class I Director will be elected to serve until the Annual Meeting of stockholders in 2003 and until such Director's successors is duly elected and qualified. The Board of Directors has nominated Peter J. Smith for re-election as the Class I Director. The other Class I Director was not nominated to stand for re-election as a Director. Accordingly, the Board of Directors of the Company will only consist of six members after the Annual Meeting and the Company will have only one Class I Director. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Mr. Smith as Director. Proxies cannot be voted for a greater number of persons than the number of nominees named. The nominee has agreed to stand for re-election and to serve, if elected, as a Director. However, if the person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

VOTE REQUIRED FOR APPROVAL

  A quorum being present, the affirmative vote holders of a plurality of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the election of the nominee as a Class I Director of the Company.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE OF THE BOARD OF DIRECTORS AS A CLASS I DIRECTOR OF THE COMPANY.

                        INFORMATION REGARDING DIRECTORS

  The Board of Directors of the Company held twelve meetings during Fiscal 1999. During Fiscal 1999, each of the incumbent Directors attended at least 75% of the total number of meetings of the Board and of the committees of which he or she was a member other than Jacqueline C. Morby who attended eight out of the twelve Board Meetings. The Board of Directors has established an Audit and Ethics Committee (the "Audit Committee") and a Compensation and Option Committee (the "Compensation Committee"). The Audit Committee recommends the firm to be appointed as independent accountants to audit financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's annual operating results, considers the adequacy of the internal accounting procedures, considers the effect of such procedures on the accountants' independence and establishes policies for business values, ethics and employee relations. The Compensation Committee reviews and recommends the compensation arrangements for officers and other senior level employees, reviews general compensation levels for other employees as a group, determines the options or stock to be granted to eligible persons under the Company's 1996 Stock Option and Grant Plan (the "1996 Stock Plan") and takes such other action as may be required in connection with the Company's compensation and incentive plans. The Audit Committee currently consists of Roger B. Kafker, Roger J. Heinen, Jr., and John F. Smith, and held four meetings during Fiscal 1999. The Compensation Committee consists of Jacqueline C. Morby and John F. Smith and held seven meetings during Fiscal 1999.

  Nonemployee directors other than Ms. Morby and Mr. Kafker (the "Independent Directors") receive fees of $1,300 and $1,000, respectively, for each meeting of the Board of Directors or Board committee they attend, and each director is reimbursed for travel and other expenses incurred in attending meetings. Also, under the 1996 Stock Plan, each Independent Director is entitled to receive a one-time grant and an annual grant of options to purchase Common Stock as described under "1996 Stock Option and Grant Plan--Independent Director Options."

  Set forth below is certain information regarding the Directors of the Company, including the Class I Director who has been nominated for election at the Annual Meeting, based on information furnished by them to the Company.

                                                                        DIRECTOR
NAME                                                                AGE  SINCE
----                                                                --- --------
CLASS I--TERM EXPIRES 2000
Peter J. Smith*....................................................  55   1994
Dr. John A. Swanson (+)............................................  59   1994
CLASS II--TERM EXPIRES 2001
Roger J. Heinen, Jr. (1)...........................................  49   1996
Roger B. Kafker (1)................................................  37   1994
Jacqueline C. Morby (2)............................................  62   1994
CLASS III--TERM EXPIRES 2002
James E. Cashman III...............................................  46   2000
John F. Smith(1) (2)...............................................  64   1995

--------
*    Nominee for re-election.

+    Not nominated for re-election

(1)  Member of Audit and Ethics Committee.

(2)  Member of the Compensation and Option Committee.

  The principal occupation and business experience for at least the last five years for each Director of the Company is set forth below.

  Mr. Peter J. Smith has been Chairman of the Board of Directors of the Company since July 1995. Mr. Smith served as President until April 1999 and Chief Executive Officer until February 2000. Prior to joining the Company, Mr. Smith was Vice President of European Operations for Digital Equipment Corporation ("Digital"), a computer company, from November 1991 to March 1994. Previously, he managed Digital's worldwide applications development and marketing activities, including its engineering systems group which focused on CAD and CAM, graphics and general engineering market business. Mr. Smith holds a B.S. degree in electrical engineering from Northeastern University and an M.B.A. from the University of Notre Dame. Mr. Smith is also a director of the Pittsburgh Technology Council and NxTrend Technology, Incorporated, a distribution software company.

  James E. Cashman III has been Chief Executive Officer of the Company since February 2000 and President since April 1999. Mr. Cashman served as the Company's Senior Vice President, Operations from September 1997 to April 1999. Prior to joining the Company, Mr. Cashman was Vice President of International Operations/Marketing/Product Development at PAR Technology Corporation, a computer software and hardware company involved in transaction processing, from May 1995 to September 1997. From September 1994 to May 1995, he was Vice President, Development and Marketing at Metaphase Technology, Inc., a product data management company. Prior to joining Metaphase, Mr. Cashman was employed by Structural Dynamics, Inc., a computer aided design company, from June 1976 to August 1994, in a number of sales and technical positions.

  Dr. John A. Swanson founded Swanson Analysis Systems, Inc., the Company's predecessor, in 1970, and served as its President and Chief Executive Officer until March 1994, when he became Chief Technologist and a Director of the Company. Dr. Swanson holds B.S. and M.S. degrees in mechanical engineering from Cornell University and a Ph.D. in applied mechanics from the University of Pittsburgh. Dr. Swanson is a Fellow of the American Society of Mechanical Engineers. Dr. Swanson retired as an employee of the Company in March 1999, but continues to serve as a consultant to the Company. As previously noted, Dr. Swanson has not been nominated to stand for re-election as a Class I Director.

  Roger J. Heinen, Jr. has served as a director of the Company since April 1996. Prior to retiring, Mr. Heinen was a Senior Vice President of Microsoft Corporation, a software company, from January 1993 through March 1996. Prior to that time, he was a Senior Vice President of Apple Computer, Inc., a computer company, from 1990 to 1993. Mr Heinen is also a director of Mapics, Incorporated, a software manufacturer, Progress Software Corporation, which markets and supports application development, deployment and management software, and Avid Technology, Incorporated, a provider of digital audio and video tools for information and entertainment applications.

  Roger B. Kafker has served as a director of the Company since February 1994. He has been associated with TA Associates, Inc. or its predecessor since 1989 and became a Principal of that firm in 1994, and a Managing Director in 1995. Mr. Kafker is also a director of And1, a basketball shoes and apparel manufacturer, CompDent Corporation, a dental service provider, HoopsTV.com, a basketball-related website, and HVL Incorporated, a distributor of nutritional supplements.

  Jacqueline C. Morby has served as a director of the Company since February 1994. She has been Managing Director or a partner of TA Associates, Inc. or its predecessor since 1982. Ms. Morby is also a director of Boron, LePore & Associates, Inc., a company providing outsourced services to the pharmaceutical industry, Smith Gardner & Associates, Inc., a software company, and Pacific Life Corporation, a life insurance company.

  John F. Smith has served as a director of the Company since December 1995. Mr Smith has been a partner in NewcoGen Group, a group that initiates and manages companies from earliest stage of technology innovations, since July 1999. Mr. Smith served as the President of Perseptive Biosystems, a life sciences company, from July 1996 to 1999 and as Chief Operating Officer and Senior Vice President of Digital from 1986 through 1994. Mr. Smith also serves on the Board of Directors of Hadco Inc., an interconnect technology company and numerous private companies.

                              EXECUTIVE OFFICERS

  The names and ages of all executive officers of the Company and the principal occupation and business experience for at least the last five years for each executive officer who is not also a director are set forth below as of December 31, 1999.

NAME                     AGE                              POSITION
----                     ---                              --------
Peter J. Smith..........  55 Chairman
James E. Cashman III....  46 President and Chief Executive Officer
Paul A. Johnson.........  49 Senior Vice President, Product Development
Maria T. Shields........  35 Chief Financial Officer, Vice President, Finance and Administration
Mark C. Imgrund.........  43 Vice President, Development
James C. Tung...........  65 Vice President, International Sales
Paul A. Chilensky.......  42 Vice President, Customer Services
David L. Conover........  41 Corporate Fellow
Brian R. Butcher........  52 Vice President, Worldwide Sales
Dr. Joseph S. Solecki...  49 Chief Technologist
Michael J. Dergance.....  45 Vice President, North American Sales

--------
  Paul A. Johnson has been the Company's Senior Vice President, Product Development since February 1998 and was the Company's Vice President, Product Development from October 1996 to January 1998. Prior to joining the Company, Mr. Johnson was Vice President of Development for S&R Systems, a software company, from April 1996 to September 1996. From November 1979 to August 1995, Mr. Johnson was Vice President of Development for Legent Corporation, a software company.

  Maria T. Shields has been the Company's Chief Financial Officer, Vice President, Finance and Administration since September 1998. Previously, she had served as the Company's Corporate Controller since September 1994, and a Vice President since May 1998. Prior to joining the Company, Ms. Shields held various positions at Deloitte & Touche LLP, including that of Audit Manager. Ms. Shields is a CPA and holds a B.S. degree in accounting from Pennsylvania State University.

  Mark C. Imgrund has been the Company's Vice President, Development since May 1999. Previously Mr. Imgrund had served in various other positions within the Company since 1984. Mr. Imgrund holds a B.S. degree in civil engineering from Cornell University and an M.S. degree in mechanical engineering from the University of Pittsburgh.

  James C. Tung has been the Company's Vice President, International Sales since March 1995. Prior to joining the Company, Mr. Tung was Vice President of International Operations and International Sales and Marketing for PDA Engineering, Inc., a software company, from January 1994 to February 1995. Mr. Tung holds a B.S. degree in physics from Columbia University and an M.B.A. from the University of Santa Clara.

  Paul A. Chilensky was the Company's Manager of Customer Services from January 1995 to March 1996, when Mr. Chilensky became Vice President, Customer Services. Prior to joining the Company, Mr. Chilensky was regional manager of professional services for Legent Corporation, a software company, from May 1991 to December 1994.

  David L. Conover has been a Corporate Fellow since May 1999. Mr. Conover joined the Company in 1980 and had served as its Manager of Product Development since August 1995. Mr. Conover holds B.S. and M.S. degrees in civil engineering from Carnegie Mellon University.

  Brian Butcher has been Vice President, Worldwide Sales since April 1999. Mr. Butcher had previously served as the Managing Director of the Company's European Operations from February 1996 to April 1999. Prior to joining the Company, Mr. Butcher was UK Country Manager for LMS, a supplier of test analysis software to the automotive industry from October 1994 to February 1996. From October 1985 until October 1994, Mr. Butcher was Managing Director of Northern European Operations for PDA Engineering, a supplier of CAE software based in California. Mr. Butcher holds an Honours Degree in Mechanical and Production Engineering from Brunel University, London, England.

  Dr. Joseph Solecki has been a Chief Technologist since May 1999. Dr. Solecki joined the Company in 1985 as a Senior Developer and became a Corporate Fellow in 1996. Prior to joining the Company, Dr. Solecki held the position of Principal Mechanical Engineer at Contraves Goerz Corporation, a high-technology manufacturer of electrical. Dr. Solecki holds a Ph.D. in Mechanical Engineering from Carnegie Mellon University.

  Michael J. Dergance has been Vice President, North American Sales since November 1999. Prior to joining the Company, Mr. Dergance was Vice President, Worldwide Sales for ASKO Automation, an inspection equipment company for steel manufactures from May 1997 to November 1999. From February 1996 to May 1997, Mr. Dergance was Manager New Business System, for Eaton Corporation, a supplier of computerized fleet-tracking and management systems. From 1994 to February 1996, Mr. Dergance was Manager Business Development for Compunetixs, Inc., a manufacturer of printed circuit boards for the telecommunications industry. Mr. Dergance received his B.S. degree in Electrical and Electronic Engineering with a Minor in Computer Science from the University of Pittsburgh, Pennsylvania.

  Each of the officers holds his or her respective office until the regular annual meeting of the Board of Directors following the annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

                            EXECUTIVE COMPENSATION

  The following table provides certain summary information concerning compensation (including salary, bonuses, stock options and certain other compensation) paid by the Company for services in all capacities for fiscal years ended December 31, 1997, 1998 and 1999, to its Chairman and to each of its four other most highly compensated executive officers whose total compensation exceeded $100,000 in fiscal 1999 (all five being hereinafter referred to as the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                ANNUAL COMPENSATION           COMPENSATION AWARDS
                             --------------------------- -----------------------------
                                                            SECURITIES     ALL OTHER
                                                            UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR SALARY ($)   BONUS ($) OPTIONS (SHARES)   ($) (1)
---------------------------  ---- ----------   --------- ---------------- ------------
Peter J. Smith..........     1999  284,620      245,366          --          28,565(3)
 Chairman                    1998  284,620(2)   245,420          --          31,140(3)
                             1997  266,000      218,410          --          44,600(3)

James E. Cashman III
 (4)....................     1999  183,750      101,750      100,000         24,296(5)
 President and Chief
  Executive Officer          1998  150,000       75,000       50,000         32,923(5)
                             1997   38,653       18,750       70,000            919(5)

Paul A. Johnson.........     1999  150,000       38,000       25,000         15,920
 Senior Vice President,
  Product Development        1998  145,000(2)    28,000       35,000         16,000
                             1997  125,000       23,750       40,000            --

Brian Butcher...........     1999  128,074       66,571       25,000         21,344(6)
 Vice President,
  Worldwide Sales            1998  100,979       89,957       27,200         33,716(6)
                             1997   95,350       61,347        8,000         32,007(6)

Mark C. Imgrund.........     1999  136,220       18,500        4,800         15,004
 Vice President,
  Development                1998  132,250(2)    14,400        6,600         14,905
                             1997  120,000       16,800       15,000         30,000

--------
(1) Includes contribution by the Company to its Pension and Profit-Sharing Plans on behalf of each of the named executive officers.

(2) Includes 7% adjustment to January 1, 1998 base salary in connection with restructuring of the Company's Pension and Profit Sharing Plans in 1998. This adjustment was applicable to all participants of the Plan.

(3) Includes premiums on life insurance of $8,500, $7,940, and $7,400 paid by the Company on behalf of Mr. Smith for 1999, 1998 and 1997, respectively, and a car allowance paid at the rate of $600 per month.

(4) Employment commenced in September 1997. Became President April 1998 and Chief Executive Officer February 2000.

(5) Relocation expense was $1,189 in 1999 and $27,367 in 1998. Also includes $4611 for 1999 related to North America Sales Elite performance plan cruise and a car allowance beginning April 1999 paid at the rate of $600 per month.

(6) Includes a cost of living adjustment of $2,400 in 1999. Includes car benefits of $3,502, $12,351 and $12,214 for 1999, 1998 and 1997,
     respectively. Includes insurance premiums of $3,171, $7,999 and $8,825, for 1999, 1998 and 1997, respectively. Compensation amounts shown that were paid in British Pound Sterling have been converted to United States Dollars based on the average yearly exchange rate.

  Option Grants. The following table sets forth certain information concerning the individual grant of options to purchase Common Stock of the Company to the Company's Named Executive Officers who received such grants during Fiscal 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                       INDIVIDUAL GRANTS
                         ----------------------------------------------
                                                                        POTENTIAL REALIZABLE
                                                                          VALUE AT ASSUMED
                         NUMBER OF     PERCENT                             ANNUAL RATES OF
                         SECURITIES    OF TOTAL                              STOCK PRICE
                         UNDERLYING    OPTIONS     EXERCISE               APPRECIATION FOR
                          OPTIONS      GRANTED      OR BASE                OPTION TERM (1)
                          GRANTED    TO EMPLOYEES  PRICE PER EXPIRATION ---------------------
NAME                       (#)(2)   IN FISCAL YEAR   ($SH)      DATE     5% ($)     10% ($)
----                     ---------- -------------- --------- ---------- --------- -----------
James E. Cashman III....  100,000        14.9%      $6.875    3/31/09   $ 432,365 $ 1,095,698
Paul A. Johnson.........   25,000         3.7%      $8.625    5/18/09   $ 135,605 $   343,650
Brian Butcher...........   25,000         3.7%      $6.875    3/31/09   $ 108,091 $   273,925
Mark C. Imgrund.........    4,800         0.7%      $8.625    5/18/09   $  26,036 $    65,981

--------
(1) This column shows the hypothetical gain or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 10-year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares, or reflect non-transferability, vesting or termination provisions. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock.

(2) The options set forth above become exercisable in four equal annual installments, commencing on the first anniversary of the grant date. All options are subject to the employee's continued employment and terminate ten years after the grant date subject to earlier termination in accordance with the Company's 1996 Stock Option and Grant Plan (the "1996 Stock Plan") and the applicable option agreement. All options were granted at fair market value as determined by the Compensation Committee of the Board of Directors of the Company on the date of the grant. See "1996 Stock Option and Grant Plan."

  Option Exercises and Option Values. The following table sets forth information concerning the number of shares acquired and the value realized upon exercise of stock options during 1999 and information concerning the number and value of unexercised options to purchase Common Stock of the Company held by the Named Executive Officers who held such options at December 31, 1999.

                   AGGREGATED FISCAL YEAR-END OPTION VALUES

                               NUMBER OF
                         SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                        UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTIONS AT
                       DECEMBER 31, 1999 (#) (1) DECEMBER 31, 1999 ($) (1) (2)
                       ------------------------- -----------------------------
NAME                   EXERCISABLE UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
----                   ----------- ------------- -----------------------------
Peter J. Smith (3)....   52,528             0     $451,741       $      0
James E. Cashman III..   47,500       172,500     $153,750       $655,000
Paul A. Johnson.......   73,750        86,250     $125,156       $244,844
Brian Butcher.........   25,800        54,400     $117,850       $204,175
Mark C. Imgrund.......   35,650        24,750     $102,794       $ 61,331

--------
(1) Except for Peter J. Smith's stock options, the options set forth became exercisable in four equal annual installments, commencing on the first anniversary of the grant date. All options are subject to the employee's continued employment and terminate ten years after the grant date. All options were granted at fair market value as determined by the Compensation Committee of the Board of Directors of the Company on the date of the grant. See "1994 Stock Option and Grant Plan" and "1996 Stock Option and Grant Plan."

(2) Based on the last reported sale price on the Nasdaq National Market on December 31, 1999 ($11.00 per share) less the aggregrate option exercise price.

(3)  Mr. Smith's stock options vested over fourteen months through May 1999.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The Compensation Committee is responsible for the oversight of all of the Company's compensation policies and practices including benefits and perquisites. Compensation is defined as base salary, all forms of variable pay and pay-for-performance, and stock options, restricted stock or any other plans directly or indirectly related to the Company's stock. Members of the Compensation Committee will be appointed from the Board of Directors annually at the first meeting of the Board following the annual meeting of stockholders. Not less than a majority of the Compensation Committee will consist of outside directors. It is also envisioned that the composition of the Compensation Committee will reflect the requirements of Rule 16b-3 under the Securities Exchange Act as in effect from time to time.

  Compensation Philosophy. The underlying philosophy of the Company's compensation programs is to pay competitive amounts to obtain and retain valuable executives and to align executive compensation with several key objectives. The first of these objectives is to enable the Company to attain its annual market penetration and financial targets. Another key objective is to ensure that a major portion of each executive's cash compensation is linked to significant improvements in the Company's financial performance. The third key objective is to make it possible for the Company to attract, retain and reward executives who are responsible for leading the Company in achieving or exceeding corporate performance goals, amid a very competitive market for technical, marketing and sales personnel.

  The Company's executive compensation programs generally will consist of three principal elements: base salary, cash bonus and stock options and benefits including pension and 401(k) benefits. The Company's objective is to emphasize incentive compensation in the form of bonuses and stock option grants, rather than base salary.

  Base salary determinations will reflect, among other factors deemed relevant, competitive pay practices of comparable high technology companies, with a focus on the skills and performance levels of individual executives and the needs of the Company. Bonuses under the Company's incentive plans will reflect, among other relevant items, the Company's financial performance and achievement of corporate objectives established by the Board of Directors prior to the start of each fiscal year, such as those relating to revenue and profitability.

Stock option awards will reflect, among other relevant items, the job level of the employee, responsibilities to be assumed in the upcoming fiscal year, responsibilities of each executive in prior years and the size of awards made to each such officer in prior years relative to the Company's overall performance.

  In establishing the level of incentive bonuses for the Company's executives for Fiscal 1999, the Compensation Committee considered, among other things, competitive market issues and the Company's performance in such areas as development, client services, product quality, market penetration, administration, organization and financial performance, sales of particular units and performance of the Company as a whole. A 7% adjustment to January 1, 1998 base salary was made in connection with restructuring of the Company's Pension and Profit Sharing Plans in 1998. This adjustment was applicable to all participants of the Plan in 1998.

  Compensation of the Chairman and Chief Executive Officer. In determining Mr. Smith's compensation for the Fiscal 1999, the Compensation Committee reviewed industry surveys of compensation paid to chief executive officers of comparable companies, and evaluated the achievement of corporate, individual and organizational objectives for the fiscal year. Mr. Smith's annual base compensation for Fiscal 1999 was $284,620 equal to 1998. Fiscal 1998 represented an increase of 7% over his 1997 base salary. This increase resulted from an overall 7% Company-wide increase in annual base compensation to participants in the Pension and Profit Sharing Plans in connection with restructuring of the plans in 1998.

  In Fiscal 1999, Mr. Smith also received semi-annual bonuses determined on the basis of the achievement of specific weighted corporate, individual and organizational objectives from the fiscal year in such areas as financial performance and business growth, product development, market penetration, product and service quality, administration and corporate development. Mr. Smith was awarded aggregate incentive bonuses of $245,366 for Fiscal 1999, or 86.2% of base salary, as compared with an incentive bonus of $245,420 for 1998, or 86.2% of base salary for 1998.

  Deductibility of Executive Compensation. Beginning in 1994, the Internal Revenue Code of 1986, as amended (the "Code"), limited the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. The Company may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). Considering the Company's current compensation plans and policy, the Company and the Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction relating to executive compensation. If the deductibility of executive compensation becomes a significant issue, the Company's compensation plans and policy will be modified to maximize deductibility if the Company and the Compensation Committee determine that such action is in the best interests of the Company.

                                              COMPENSATION COMMITTEE

                                              Jacqueline C. Morby
                                              John F. Smith

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Since February 1994, all executive officer compensation decisions have been made by the Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation for top management and key employees of the Company, including salaries and bonuses. No member of the Compensation Committee was or is an officer or employee of the Company or any of its subsidiaries.

SHAREHOLDER RETURN PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Company's Common Stock, with the total return of companies included within the Nasdaq Stock Market Index and a peer group of companies included within the Nasdaq Computer and Data Processing Industry Index for the period commencing June 1996 and ended December 1999. The calculation of total cumulative return assumes a $100 investment in the Company's Common Stock, the Nasdaq Stock Market Index and the Nasdaq Computer and Data Processing Industry Index on June 20, 1996, the date of the Company's initial public offering, and the reinvestment of all dividends.


                                 [LINE GRAPH]

                  COMPARISON OF FOUR YEAR CUMULATIVE RETURN
               AMONG ANSYS, PEER GROUP INDEX AND NASDAQ MARKET

Measurement period           Ansys         Peer Group        NASDAQ Market
(Fiscal year Covered)                        Index               Index
Measurement PT -
6/20/96                     $100.00         $100.00             $100.00
FYE 12/31/96                 113.68          101.24              107.59
FYE 12/31/97                  61.05          101.51              131.61
FYE 12/31/98                  92.63           81.40              182.62
FYE 12/31/99                  92.63          106.04              327.38

  1994 Stock Option and Grant Plan. In February 1994, the Company's Board of Directors adopted and the stockholders subsequently approved the 1994 Stock Plan. The Company does not intend to make additional grants under the 1994 Stock Plan. The 1994 Stock Plan permits (i) the grant of options to purchase shares of Common Stock intended to qualify as incentive stock options under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Options"), (ii) the grant of options that do not so qualify ("Non-Qualified Options"), and (iii) the issuance or sale of Common Stock with or without restrictions ("Restricted Stock"). During 1999, no grants were made from the 1994 Stock Plan. A total of 354,027 share grants with issuance prices ranging from $0.40 to $11.00 and an average of $6.68 were outstanding from the 1994 Stock Plan at December 31, 1999.

  The Compensation Committee may, at its sole discretion, accelerate or extend the date or dates on which all or any particular option or options granted under the 1994 Stock Plan may be exercised or vest. In the event of a merger, liquidation or sale of substantially all of the assets of the Company, the Board of Directors has the discretion to accelerate the vesting of the options granted under the 1994 Stock Plan, except that 40,000 Non-Qualified Options held by Independent Directors vest automatically in such circumstances. In addition, the 1994 Stock Plan and stock options issued thereunder terminate upon the effectiveness of any such transaction or event, unless provision is made in connection with such transaction for the assumption of grants therefore made. The shares of restricted stock issued under the 1994 Plan fully vest upon any merger, liquidation or sale of substantially all of the assets of the Company.

  1996 Stock Option and Grant Plan. The 1996 Stock Plan was adopted by the Board of Directors on April 19, 1996 and was subsequently approved and amended by the Company's stockholders. The 1996 Stock Plan was amended on May 6, 1998 to increase the number of shares of Common Stock available for issuance thereunder upon approval of such increase by the Company's stockholders. The 1996 Stock Plan permits (i) the grant of Incentive Options, (ii) the grant of Non-Qualified Options, (iii) the issuance or sale of Common Stock with or without vesting or other restrictions ("Stock Grants"), (iv) the grant of Common Stock upon the attainment of specified performance goals ("Performance Share Awards") and (v) the grant of the right to receive cash dividends with the holders of the Common Stock as if the recipient held a specified number of shares of the Common Stock ("Dividend Equivalent Rights"). These grants may be made to officers and other employees, consultants and key persons of the Company and its subsidiaries. In addition, Independent Directors are automatically eligible for certain grants under the 1996 Stock Plan, as described below. The 1996 Stock Plan provides for the issuance of 3,250,000 shares of Common Stock, of which no more than 300,000 shares may be issued to Independent Directors. On and after the date the 1996 Stock Plan becomes subject to Section 162(m) of the Code, options with respect to no more than 300,000 shares of Common Stock may be granted to any one individual in any calendar year. During 1999, 696,525 options were granted from the 1996 Stock Plan. A total of 2,117,456 share grants with issuance prices ranging from $6.00 to $13.125 and an average of $8.56 were outstanding from the 1996 Stock Plan at December 31,1999. Available for future grant at December 31,1999 were 1,025,627 shares under the 1996 Stock Plan.

  The 1996 Stock Plan is administered by the Compensation Committee. Subject to the provisions of the 1996 Stock Plan, the Compensation Committee has full power to determine from among the persons eligible for grants under the 1996 Stock Plan (i) the individuals to whom grants will be granted, (ii) the combination of grants to participants and (iii) the specific terms of each grant. Incentive Options may be granted only to officers or other employees of the Company or its subsidiaries including members of the Board of Directors who are also employees of the Company or its subsidiaries.

  The option exercise price of each option granted under the 1996 Stock Plan is determined by the Compensation Committee but, in the case of Incentive Options,may not be less than 100% of the fair market value of the underlying shares on the date of grant and may not be exercisable more than ten years from the date the option is granted. If any employee of the Company or any subsidiary owns or is deemed to own at the date of grant shares of stock representing in excess of 10% of the combined voting power of all classes of stock of the Company or any subsidiary, the exercise price for options granted to such employee may not be less than 110% of the fair market value of the underlying shares on that date and the option may not be exercisable for more than five years from the date the option is granted. No option may be exercised subsequent to the termination of the optionee's employment or other business relationship with the Company unless otherwise determined by the Compensation Committee or provided in the option agreement. At the discretion of the Compensation Committee, any option may include a "reload" feature, pursuant to which an optionee exercising an option receives, in addition to the number of shares of Common Stock due on the exercise of such an option an additional option, with an exercise price equal to the fair market value of the Common Stock on the date such additional option is granted. Upon the exercise of options, the option exercise price must be paid in full either in cash or, at the sole discretion of the Compensation Committee, by delivery of shares of Common Stock already owned by the optionee.

  The 1996 Stock Plan also permits Stock Grants, Performance Share Awards and grants of Dividend Equivalent Rights. Stock Grants and Performance Share Awards may be made to persons eligible under the 1996 Stock Plan, subject to such conditions and restrictions as the Compensation Committee may determine. Prior to the vesting of shares, recipients of Stock Grants generally will have all the rights of a stockholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions set forth in the 1996 Stock Plan or in any agreement. In the case of Performance Share Awards, the issuance of shares of Common Stock will occur only after the recipient has satisfied the conditions and restrictions set forth in the 1996 Stock Plan or in any agreement. The Compensation Committee may also make Stock Grants to persons eligible under the 1996 Stock Plan in recognition of past services or other valid consideration, or in lieu of cash compensation. In addition, the Compensation Committee may grant Dividend Equivalent Rights in conjunction with any other grant made pursuant to the 1996 Stock Plan or as a free standing grant. Dividend Equivalent Rights may be paid currently or deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue further dividends.

  The Compensation Committee may, at its sole discretion, accelerate or extend the date or dates on which all or any particular option or options granted under the 1996 Stock Plan may be exercised or vest. In the event of a merger, liquidation or sale of substantially all of the assets of the Company ("Sale Event"), the Board of Directors has the discretion to accelerate the vesting of options granted under the 1996 Stock Plan, except that options granted to Independent Directors automatically accelerate in such "Sale Event." The 1996 Stock Plan and the options issued thereunder terminate upon the effectiveness of any such "Sale Event," unless provision is made in connection with such transaction for the assumption of options theretofore made or in certain circumstances following a "Sale Event" not accounted for as a pooling of interest.

  Independent Director Options. The 1996 Stock Plan provides for the automatic grant of Non-Qualified Options to Independent Directors. Under such provi-sions, options to purchase that number of shares of Common Stock determined by dividing $200,000 by the Option Exercise Price (as defined below) will be granted to each individual when he or she first becomes a member of the Board of Directors, provided that he or she is not an employee of the Company or any subsidiary of the Company. In addition, in 1998 the Board of Directors amended the 1996 Stock Plan to provide that on the date five business days following each annual meeting of stockholders of the Company, each Independent Director who is then serving will be granted a Non-Qualified Option to purchase 12,000 shares of Common Stock. The Option Exercise Price of options granted to Inde-pendent Directors under the 1996 Stock Plan will equal the lesser of (i) the last reported sale price per share of Common Stock on the date of grant (or if no such price is reported on such date, such price on the nearest preceding date on which such a price is reported) or (ii) the average of the last re-ported sales price per share of Common Stock as published in The Wall Street Journal for a period of ten consecutive days prior to such date. Options granted to Independent Directors under the foregoing provisions will vest in annual installments over four years, commencing with the date of grant, and will expire ten years after grant, subject to earlier termination if the optionee ceases to serve as a director. The exercisability of these options will be accelerated upon a "Sale Event". A total of 94,749 Non-Qualified Op-tions have been issued to date to Independent Directors under the plan.

  1996 Employee Stock Purchase Plan. The Company's 1996 Employee Stock Purchase Plan, (the "Purchase Plan") was adopted by the Board of Directors on April 19, 1996 and was subsequently approved by the Company's stockholders. Up to 210,000 shares of Common Stock may be issued under the Purchase Plan. The Purchase Plan is administered by the Compensation Committee.

  Offerings under the Purchase Plan commence on each February 1 and August 1 and have a duration of six months. Generally, all employees who are customarily employed for more than 20 hours per week as of the first day of the applicable offering period are eligible to participate in the Purchase Plan. An employee who owns or is deemed to own shares of stock representing in excess of 5% of the combined voting power of all classes of stock of the Company may not participate in the Purchase Plan.

  During each offering, an employee may purchase shares under the Purchase Plan by authorizing payroll deductions of up to 10% of his cash compensation during the offering period. The maximum number of shares which may be purchased by any participating employee during any offering period is limited to 960 shares (as adjusted by the Compensation Committee from time to time). Unless the employee has previously withdrawn from the offering, his accumulated payroll deductions will be used to purchase Common Stock on the last business day of the period at a price equal to 85% of the fair market value of the Common Stock on the first or last day of the offering period, whichever is lower. Under applicable tax rules, an employee may purchase no more than $25,000 worth of Common Stock in any calendar year. A total of 91,799 shares of Common Stock have been issued to date under the Purchase Plan at February 1, 2000.

EMPLOYMENT AGREEMENT WITH EXECUTIVE OFFICER

  The Company has an Employment Agreement with Mr. Peter J. Smith, its Chairman. Mr. Smith's Employment Agreement (i) provides for an annual base salary of at least $235,000 and participation in the Company's executive bonus program, (ii) is for an indefinite term unless terminated by either party,
(iii) provides for severance at the annual rate of $300,000 in the event Mr. Smith's employment is terminated by the Company without cause or in the event of a constructive termination (as defined) until the later of one year after termination or Mr. Smith's acceptance of other employment and (iv) restricts competitive activities by Mr. Smith for one year following termination of his employment other than for cause or in the event of a constructive termination. The Company provided Mr. Smith with $309,058 at the time of his employment to purchase an annuity that will result in payments to Mr. Smith beginning at age 62 as well as a $2.0 million term life insurance policy.

                             CERTAIN TRANSACTIONS

  In connection with his employment by the Company, Mr. Peter J. Smith purchased 626,000 shares of restricted Common Stock in July 1994 for a cash purchase price of $250,000 (approximately $0.40 per share). Mr. Smith funded the purchase price for the shares with a loan from the Company evidenced by a promissory note which bears interest at the annual rate of 8.23%, matures on July 8, 2006 or earlier in the event of a sale of the underlying shares, is secured by a pledge of the shares purchased with the proceeds of the loan and permits recourse against Mr. Smith's other assets to the extent of one-fourth of the principal amount of the note. The Company also agreed to pay Mr. Smith annual bonuses in the amount of the required interest payments. As of March 8, 2000 the note and all related interest were paid in full.

  The Company has adopted a policy providing that all material transactions between the Company and its officers, directors and other affiliates must (i) be approved by a majority of the members of the Company's Board of Directors and by a majority of the disinterested members of the Company's Board of Directors and (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. In addition, this policy will require that any loans by the Company to its officers, directors or other affiliate, be for bona fide business purposes only.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock (collectively, "Section

16 Persons") to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission , ("SEC") and Nasdaq.
Section 16 Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain Section 16 Persons that no Section 16(a) reports were required for such persons, the Company believes that during Fiscal 1999 the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table presents certain information about persons or entities known to the Company to own, directly or beneficially, more than five percent of the Company's Common Stock on February 14, 2000. The following information is based solely upon copies of filings of Schedule 13G received by the Company pursuant to the rules of the SEC.

                                                  SHARES BENEFICIALLY
                                                         OWNED
                                                  -----------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                NUMBER           PERCENT
------------------------------------              ------------       ----------
TA Associates Group..............................    6,607,319(1)(2)     40.7%
 c/o TA Associates, Inc.
 125 High Street
 Suite 2500
 Boston, MA 02110-2720

Dr. John A. Swanson..............................    1,686,713(3)        10.4
 113 Waters Edge Lane
 Moneta, VA 24121

--------
(1) The information reported is based upon a Schedule 13G filed with the SEC on February 14, 2000 reporting beneficial ownership as of December 31, 1999. The Company has not received an amendment to this Schedule 13G.

(2)  Includes (i) 4,727,986 shares of Common Stock owned by Advent VII L.P.,
     (ii) 960,841 shares of Common Stock owned by Advent Atlantic and Pacific II L.P., (iii) 346,405 shares of Common Stock owned by Advent Industrial II L.P., (iv) 472,799 shares of Common Stock owned by Advent New York L.P. and (v) 99,288 shares of Common Stock owned by TA Venture Investors Limited Partnership. Advent VII L.P., Advent Atlantic and Pacific II L.P., Advent Industrial II L.P., Advent New York L.P. and TA Venture Investors Limited Partnership are part of an affiliated group of investment partnerships referred to, collectively, as the TA Associates Group. The general partner of Advent VII L.P. is TA Associates VII L.P. The general partner of each of Advent New York L.P. and Advent Industrial II Limited Partnership is TA Associates VI L.P. The general partner of Advent Atlantic and Pacific II L.P. is TA Associates AAP II Partners L.P. The general partner of each of TA Associates VII L.P., TA Associates VI L.P. and TA Associates AAP II Partners L.P. is TA Associates, Inc. In such capacity, TA Associates, Inc. exercises sole voting and investment power with respect to all of the shares held of record by the named investment partnerships, with the exception of those shares held by TA Venture Investors Limited Partnership; individually no stockholder, director or officer of TA Associates, Inc. is deemed to have or share such voting or investment power. Principals and employees of TA Associates, Inc. (including Ms. Morby and Mr. Kafker, directors of the Company) comprise the general partners of TA Venture Investors Limited Partnership. In such capacity, Ms. Morby and Mr. Kafker disclaim beneficial ownership of such shares, except in the case of Mr. Kafker to the extent of the 12,829 shares as to which he holds a pecuniary interest.

(3) The information reported is based on a Schedule 13G filed with the SEC on February 7, 2000 reporting beneficial ownership as of December 31, 1999. The Schedule 13G also indicates that Dr. Swanson has sole voting and dispositive power with respect to all of the shares reported.

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table presents certain information as to directors and Named Executive Officers as of February 1, 2000, based on representations of officers and directors of the Company. All such information was provided by the stockholders listed and reflects their beneficial ownership as of February 1, 2000.

                                                           SHARES BENEFICIALLY
                                                                  OWNED
                                                          ---------------------
NAME OF BENEFICIAL OWNER                                   NUMBER   PERCENT (1)
------------------------                                  --------- -----------
Dr. John A. Swanson(2)................................... 1,686,713    10.4%
Peter J. Smith (3).......................................   765,674     4.7
James E. Cashman III(4)..................................    72,500       *
Paul A. Johnson(5).......................................    77,021       *
Brian Butcher(6).........................................    34,550       *
Mark C. Imgrund (7)......................................    53,812       *
Roger J. Heinen, Jr (8)..................................    23,793       *
Roger B. Kafker (9)......................................    12,829       *
Jacqueline C. Morby (10).................................     5,480       *
John F. Smith (11).......................................    36,293       *
All executive officers and directors as a group (16
 persons)................................................ 2,930,669    17.9%

--------
*    Less than 1%

(1) All percentages have been determined as of February 1, 2000 in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days after February 1, 2000. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within 60 days after February 1, 2000 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As of February 1, 2000, a total of 16,287,804 shares of Common Stock were issued and outstanding.

(2) Includes 413,800 shares held in a family partnership of which Dr. Swanson retains control. Includes vested options to purchase 11,000 shares. Excludes unvested options to purchase 21,000 shares.

(3) Includes vested options to purchase shares. Excludes 100,000 shares beneficially owned by a trust for the benefit of Mr. Smith's adult children, as to which latter shares Mr. Smith disclaims beneficial ownership.

(4) Includes vested options to purchase 72,500 shares. Excludes unvested options to purchase 247,500 shares.

(5) Includes vested options to purchase 73,750 shares. Excludes unvested options to purchase 86,250 shares.

(6) Includes vested options to purchase 34,550 shares. Excludes unvested options to purchase 45,650 shares.

(7) Includes vested options to purchase 50,650 shares. Excludes unvested options to purchase 24,750 shares.

(8) Includes vested options to purchase 23,793 shares. Excludes unvested options to purchase 31,790 shares.

(9) Includes 12,829 shares beneficially owned by Mr. Kafker through TA Venture Investors Limited Partnership, all of which shares are included in the 6,607,319 shares described in footnote (2) under "Security Ownership of Certain Beneficial Owners" above. Does not include any shares beneficially owned by Advent VII L.P., Advent Atlantic and Pacific II L.P., Advent Industrial II L.P. or Advent New York L.P., of which Mr. Kafker disclaims beneficial ownership.

(10) Includes 5,480 shares held by Ms. Morby's husband through TA Venture Investors Limited Partnership, all of which shares are included in the 6,607,319 shares described in footnote (2) under "Security Ownership of Certain Beneficial Owners" above, as to which shares Ms. Morby disclaims beneficial ownership. Excludes 5,482 shares beneficially owned through TA Venture Investors Limited Partnership by a trust for the benefit of Ms. Morby's adult children, as to which shares Ms. Morby disclaims beneficial ownership, all of such shares are included in the 6,607,319 shares described in footnote (2) under "Security Ownership of Certain Beneficial Owners" above. Does not include any shares beneficially owned by Advent VII L.P., Advent Atlantic and Pacific II L.P., Advent Industrial II L.P. or Advent New York L.P., of which Ms. Morby disclaims beneficial ownership.

(11) Includes 16,000 shares of restricted stock owned by a trust primarily for the benefit of Mr. Smith's adult children and of which Mr. Smith's wife is a trustee. Such shares will become fully vested upon the vesting of 4,000 shares in December 2000 and are subject to repurchase at a price of $.40 per share upon any termination of Mr. Smith's service as a director prior vesting. Includes vested options to purchase 16,293 shares. Excludes unvested options to purchase 33,290 shares.

                                 MARKET VALUE

  On December 31, 1999, the closing price of a share of the Company's Common Stock on the Nasdaq National Market was $11.00.

                           EXPENSES OF SOLICITATION

  The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

  Stockholder proposals intended to be presented at the Company's 2001 annual meeting of stockholders must be received by the Company on or before February 16, 2001 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the Securities and Exchange Commission governing the form and content of proposals in order to be included in the Company's proxy statement and form of proxy and should be mailed to: Secretary, ANSYS, Inc., Southpointe, 275 Technology Drive, Canonsburg, PA, 15317.

  The Company's By-laws provide that any stockholder of record wishing to have a stockholder proposal that is not included in the Company's proxy statement considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company's Secretary at its principal executive office not less than 75 days or more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice must be so delivered not later than (i) the 15th day after the date of public disclosure of the date of such meeting or (ii) the 75th day prior to the scheduled date of such meeting. Proxies solicited by the Board of Directors will confer discretionary voting authority on the proxy holders with respect to these proposals, subject to rules of the Securities and Exchange Commission governing the exercise of this authority.

                            INDEPENDENT ACCOUNTANTS

  The Company has selected PricewaterhouseCoopers LLP as the independent public accountants for the Company for the fiscal year ending December 31, 2000. The firm of PricewaterhouseCoopers LLP, or a predecessor thereof, has served as the Company's independent public accountants since 1994. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.

                                 OTHER MATTERS

  The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                  ANSYS, Inc.
                                  Southpointe
                             275 Technology Drive
                        Canonsburg, Pennsylvania 15317

                                     PROXY

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                      FOR
                THE ANNUAL MEETING OF STOCKHOLDERS, MAY 2, 2000

     The undersigned hereby appoints JAMES E. CASHMAN,III and MARIA T. SHIELDS, attorneys and proxies, with full power of substitution, to represent the undersigned and to vote all shares of stock of ANSYS, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of ANSYS, Inc. to be held at the Southpointe Club, Southpointe, 360 Southpointe Blvd., Canonsburg, Pennsylvania on Tuesday, May 2, 2000, at 2:00 P.M., or at any adjournments or postponements thereof, upon all matters as set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

           (Continued, and to be signed and dated, on reverse side)



                          /\ FOLD AND DETACH HERE /\


                                Admittance Pass

                      2000 Annual Meeting of Stockholders

                                  ANSYS, Inc.

                             Tuesday, May 2, 2000
                                   2:00 p.m.


                               Southpointe Club
                                  Southpointe
                             360 Southpointe Blvd.
                           Canonsburg, Pennsylvania



         Please Present This Admittance Pass When Entering The Meeting

                                                            Please mark
                                                            your vote as
                                                            indicated in
                                                            this example  [X]

1. ELECTION OF DIRECTOR  Nominee Peter J. Smith

       [  ]               [  ]
        FOR         WITHHOLD AUTHORITY
      nominee          to vote for
   listed above    nominee listed above


The Board of Directors recommends a vote FOR the election of the nominee as director.


2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO
   VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY
   COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR
   POSTPONEMENTS THEREOF.


[  ]  PLAN TO ATTEND MEETING

      THIS PROXY WILL BE VOTED AS DIRECTED ABOVE, OR IF
      RETURNED EXECUTED WITH NO DIRECTION GIVEN, WILL BE
      VOTED FOR THE ELECTION OF THE NOMINEE AS DIRECTOR.

      PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED
      ENVELOPE.

      THIS PROXY SHOULD BE SIGNED EXACTLY AS NAME
      APPEARS HEREON.

      Executors, administrators, trustees, attorneys, etc., should give full title as such. If the signer is a corporation or partnership, please sign full corporate or partnership name by duly authorized officer.


Signature(s)                                            Date             , 2000
            ----------------------------------------        -------------

-------------------------------------------------------------------------------

                           /\FOLD AND DETACH HERE/\

                                Annual Meeting
                                      of
                                 Stockholders
                                      of
                                  ANSYS, Inc.
                                  May 2, 2000
                                      at
                               Southpointe Club
                                  Southpointe
                             360 Southpointe Blvd.
                           Canonsburg, Pennsylvania

                            beginning at 2:00 P.M.